SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
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EON COMMUNICATIONS CORPORATION

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[EON COMMUNICATIONS LOGO]

November 14, 2002

To Our Stockholders:

The Board of Directors joins me in extending to you a cordial invitation to attend the 2002 Annual Meeting of Stockholders of eOn Communications Corporation. The Annual Meeting will be held at our corporate headquarters, 4105 Royal Drive NW, Suite 100, Kennesaw, Georgia 30144 at 4:00 PM local time on December 19, 2002.

In addition to voting on the matters described in this Proxy Statement, we will review our fiscal year 2002 results and discuss our plans for fiscal year 2003 and beyond. There will be an opportunity to discuss matters of interest to you as a stockholder.

We hope many eOn Communications stockholders will find it convenient to be present at the meeting, and we look forward to greeting those personally able to attend. It is important that your shares be represented and voted whether or not you plan to be present. THEREFORE, REGARDLESS OF THE NUMBER OF SHARES YOU OWN, PLEASE COMPLETE, SIGN, DATE, AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED. No postage is necessary if the envelope is mailed in the United States. The prompt return of your proxy will save the expense involved in further communications. Any stockholder attending the Annual Meeting may vote in person even if a proxy has been returned.

We hope that you will be able to attend the Annual Meeting, and we look forward to seeing you.

Sincerely,

/s/    DAVID S. LEE
David S. Lee
Chairman of the Board

4105 Royal Drive NW, Suite 100 • Kennesaw, Georgia 30144
770-423-2200 • 770-423-2228 Fax • www.eoncommunications.com

EON COMMUNICATIONS CORPORATION
4105 ROYAL DRIVE NW, SUITE 100
KENNESAW, GEORGIA 30144

NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 19, 2002

TO OUR STOCKHOLDERS:

Notice is hereby given that the 2002 Annual Meeting of Stockholders of eOn Communications Corporation (the “Corporation”) will be held at 4105 Royal Drive NW, Suite 100, Kennesaw, Georgia 30144, at 4:00 PM on December 19, 2002, for the following purposes:

(1)	To elect one Class III director to serve on the Corporation’s Board of Directors for a term of three years or until his/her successor is elected and qualified.

(2)	To ratify the appointment of Deloitte & Touche LLP as the Corporation’s independent auditors for the fiscal year ending July 31, 2003.

(3)	To transact any other business which may be properly brought before the Annual Meeting or any adjournment or postponement thereof.

The above items of business are more fully described in the Proxy Statement accompanying this notice. Please read the Proxy Statement carefully.

Only stockholders of record at the close of business on October 25, 2002 are entitled to receive notice of, and to vote at, the Annual Meeting or at any adjournments or postponements of the meeting. A list of the stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder during usual business hours ten days prior to the meeting date at the principal offices of the Corporation located at 4105 Royal Drive NW, Suite 100, Kennesaw, Georgia.

By Order of the Board of Directors,
eOn Communications Corporation

/s/    LANNY N. LAMBERT
Lanny N. Lambert
CORPORATE SECRETARY

Kennesaw, Georgia
November 14, 2002

Your vote is important. Whether or not you expect to attend the Annual Meeting, please complete, sign, date, and return the enclosed proxy card in the enclosed postage-prepaid envelope in order to ensure your representation at the Annual Meeting. You may revoke your proxy at any time prior to the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

1

EON COMMUNICATIONS CORPORATION
4105 ROYAL DRIVE NW, SUITE 100
KENNESAW, GEORGIA 30144

PROXY STATEMENT
FOR
2002 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 19, 2002

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of the Corporation for use at the 2002 Annual Meeting of Stockholders to be held on December 19, 2002 for the purposes set forth in the foregoing Notice. This statement and the form of proxy are being first sent to security holders on or about November 14, 2002.

The accompanying form of proxy has been prepared at the direction of the Board of Directors and is sent to you at its request. The proxies named therein have been designated by the Board of Directors.

Stockholders who execute proxies retain the right to revoke them at any time before they are voted by attending the Annual Meeting and voting in person or by notifying the Secretary of the Corporation at 4105 Royal Drive NW, Suite 100, Kennesaw, Georgia 30144, in writing of such revocation prior to the Annual Meeting. A proxy, when properly executed, duly returned and not so revoked, will be voted and, if it contains any specification, will be voted in accordance therewith, provided the proxy is not mutilated or otherwise received in such form or at such time as to render it unvotable. If no choice is specified, the proxy will be voted in accordance with the recommendations of the Board of Directors as stated on the proxy form and in this Proxy Statement.

The recommendations of the Board of Directors with respect to voting on each scheduled item of business at the Annual Meeting are set forth in this Proxy Statement. In summary, the Board recommends that stockholders vote:

•
for the election of the nominated slate of one Class I director to serve on the Corporation’s Board of Directors for a term of three years or until his/her successor is elected and qualified (see page 2); and

•	for the ratification of the appointment of Deloitte & Touche LLP as the Corporation’s independent auditors for the fiscal year ending July 31, 2003 (see page 5).

With respect to any other item of business that properly comes before the Annual Meeting, the proxy holders will vote the shares of Common Stock represented by valid proxies as recommended by the Board of Directors or, if no recommendation is given, as they may determine in their own discretion.

The proxy solicitation will be conducted by mail, except that in a limited number of instances proxies may be solicited by officers, directors and regular employees of the Corporation personally, by telephone or by facsimile. The Corporation does not presently anticipate payment of any compensation or fees of any nature to anyone for the solicitation of these proxies, except that the Corporation may pay persons holding shares in their name, or of their nominees, for the expense of sending proxies and proxy material to principals. The entire cost of solicitation will be borne by the Corporation.

OUTSTANDING SHARES AND VOTING RIGHTS

Only holders of the 12,050,963 outstanding shares of Common Stock at the close of business on the record date, October 25, 2002, are entitled to receive notice of the Annual Meeting and to vote the shares of Common Stock that they held on that date at the Annual Meeting. Each outstanding share of Common Stock entitles its holder to cast one vote on each matter to be voted on at the Annual Meeting.

The presence in person or representation by proxy of a majority of the outstanding shares of Common Stock as of the record date at the Annual Meeting will constitute a quorum, thereby permitting the stockholders to conduct their business at the Annual Meeting.

The election of directors will be determined by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for the purpose of determining whether there is a quorum.

The ratification of the appointment of Deloitte & Touche LLP as the Corporation’s independent auditors for the fiscal year ending July 31, 2003 and each other item of business that properly comes before the Annual Meeting, will be determined by the affirmative vote of the majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted on the matter. Under Delaware law, abstentions are counted for the purpose of determining whether there is a quorum and, being shares entitled to vote, are counted in the determination of voting results.

In general, if a stockholder holds shares of Common Stock in “street name” through a broker or other nominee, and if the broker or other nominee is not instructed or otherwise empowered to vote the stockholder’s shares at a meeting with respect to a particular matter, then the stockholder’s shares will constitute “broker non-votes” as to such matter. Under Delaware law, broker non-votes are counted for the purpose of determining whether there is a quorum; however, because they reflect the withholding of voting power on a specified matter, they are not shares entitled to vote and thus are not counted in the determination of voting results. As a practical matter, there will be no “broker non-votes” at the Annual Meeting, because the nature of the matters to be acted upon by the Corporation’s stockholders at the Annual Meeting is such that the brokers or other nominees will have discretion to vote the stockholder’s shares even in the absence of express instructions from the stockholders.

At the Annual Meeting, votes will be counted by a representative of Computershare Investor Services, Inc., the Corporation’s independent transfer agent and registrar. Such representative will process the votes cast by the stockholders, will make a report of inspection and count of the votes cast by the stockholders, and will certify as to the number of votes cast on each proposal.

PROPOSAL NO. 1—ELECTION OF DIRECTOR

The Board of Directors of the Corporation currently consists of five directors divided into three classes designated Class I, Class II, and Class III. A single class of directors is elected each year at the Annual Meeting. Subject to transition provisions, each class of directors serves until the third annual meeting of stockholders after his/her election or until a successor has been elected and duly qualified. One Class III director will be elected at the Annual Meeting.

The persons named in the accompanying form of proxy will vote the shares represented by all valid proxies which are received for the election of the nominees hereinafter named, unless the authority to do so is withheld on the proxy. The nominee for the Class III director is presently serving in such capacity.

Management has no reason to believe that the nominees will refuse to act or be unable to accept election; however, in such event and if any other unforeseen contingency should arise, it is the intention of the persons named in the accompanying form of proxy to vote for another nominee selected by the Board of Directors in accordance with their best judgment.

The following descriptions set forth certain information, as of September 30, 2002, about each director, including each person’s business experience for the past five years. There is no family relationship between any of the directors or executive officers of the Corporation.

NOMINEE FOR CLASS III DIRECTOR WHOSE TERM EXPIRES IN 2005

W. FRANK KING, age 62, became a director of eOn in 1998. Mr. King is a director of Concero, a software integration consulting firm, and was its President and Chief Executive Officer from 1992 to 1998. He is also a director of iBasis, Inc., a telecommunications company; Aleri Inc., a software company; Perficient Inc., a professional services company; and NMS Communications, a telecommunications company. Dr. King earned a Ph.D. from Princeton University, an M.S. from Stanford University and a B.S. from the University of Florida.

CLASS I DIRECTORS WHOSE TERMS EXPIRE IN 2003

STEPHEN R. BOWLING, age 60, became a director of eOn in 1993. From 1994 to 1997, he was the President of eOn and, from 1994 to 1998, he was the Chief Executive Officer of eOn. In 1993, Mr. Bowling became President, Chief Executive Officer and a director of Cortelco Systems Holding Corporation. Mr. Bowling is a director and the Chief Financial Officer of Cidco Communications Corporation, a provider of telephone equipment to the regional Bell operating companies. He was the President and Chief Executive Officer of eManage.com, an internet web site service company in 1999 and 2000. eManage.com filed for Chapter 11 bankruptcy in November 2000. Mr. Bowling received an M.B.A. from Stanford University and a B.A. from Williams College.

JENNY HSUI THELEEN, age 50, became a director of eOn in 1997. She is the Chairman of CV Transportation Services, an integrated transportation and distribution company. In 1984, Ms. Theleen co-founded ChinaVest, a private equity investment firm, and today serves as a managing director of ChinaVest. Ms. Theleen earned her post-graduate degree from L’Institut d’Etudes Politiques and a bachelor’s degree from the University of Singapore.

CLASS II DIRECTORS WHOSE TERMS EXPIRE IN 2004

ROBERT P. DILWORTH, age 61, became a director of eOn in 1998. He served on the board of Metricom Inc., a wireless data communications company, and was its President from 1987 to 1997, its Chief Executive Officer from 1987 to 1998, and its Chairman from 1997 to 2000. Mr. Dilworth also serves as Chairman of GraphOn Corporation, a computer software company, and as a director for Mobility Electronics, a computer peripheral company. Mr. Dilworth received a B.S. from Los Angeles State University.

DAVID S. LEE, age 65, became the Chairman of the Board of eOn in 1991 and served as Chief Executive Officer from May 2000 through August 2001. Mr. Lee is a director of ESS Technology, Inc., a provider of semiconductor and software solutions for multimedia applications; iBasis, Inc., a telecommunications company; and Linear Technology Corporation, a semiconductor company. Mr. Lee is also a Regent of the University of California. From 1985 to 1988, Mr. Lee was President and Chairman of Data Technology Corporation, a computer peripheral company. Prior to 1985, he was Group Executive and Chairman of the Business Information Systems Group of ITT Corporation, a diversified company, and President of ITT Qume, formerly Qume Corporation, a computer systems peripherals company. In 1973, Mr. Lee co-founded Qume Corporation and was its Executive Vice President until the company was acquired by ITT Corporation in 1978. Mr. Lee received an M.S. from North Dakota State University and a B.S. and an honorary doctorate from Montana State University.

BOARD OF DIRECTORS AND COMMITTEE MEETINGS

During fiscal year 2002, four meetings of the Board of Directors were held. For the year, each of the directors during the term of their tenure attended or participated in at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which such director served. The Board of Directors has no executive or nominating committee, but does have an Audit Committee and a Compensation Committee, the members of which are appointed by the Board of Directors.

Audit Committee

The Audit Committee consists of Robert P. Dilworth, W. Frank King, and Jenny Hsui Theleen. The Audit Committee makes recommendations to the Board regarding the selection of independent auditors, reviews the scope and results of the audit engagement, approves the fees for the auditors, reviews and evaluates eOn’s internal control functions, and reviews all potential conflict of interest situations. See “Certain Transactions.” The Audit Committee has adopted a written charter, and all members are considered independent under criteria defined by the Nasdaq Stock Market. The Audit Committee met four times during fiscal year 2002.

Compensation Committee

The Compensation Committee consists of Robert P. Dilworth, W. Frank King, and Jenny Hsui Theleen. The Compensation Committee reviews, determines, and establishes the salaries, bonuses and other compensation of the Corporation’s executive officers and administers the Corporation’s Equity Incentive Plans in which executive officers and other key employees participate. The Compensation Committee met four times during fiscal year 2002.

Compensation of Directors

Salaried officers of the Corporation or its subsidiaries do not receive additional compensation for serving as members of the Board of Directors. No additional compensation is paid if a full-time officer serves on any committee of the Board of Directors.

Annual cash payments of $15,000 are paid to each non-employee serving as a member of the Board of Directors. Directors are also entitled to reimbursement of expenses incurred to attend meetings. Non-employees serving as members of the Board of Directors are eligible to receive stock option grants under the eOn Communications Corporation 1999 Equity Incentive Plan (the “1999 Plan”), which was adopted by the Board of Directors and approved by a majority of stockholders in April 1999. As of September 30, 2002, there were five non-employee directors eligible to participate in the 1999 Plan: Stephen R. Bowling, Robert P. Dilworth, W. Frank King, David S. Lee, and Jenny Hsui Theleen. Grants of stock options to purchase 5,000 shares of Common Stock were made to each of these five directors on May 22, 2002. The exercise price of the stock options was $0.68 per share, which was equal to the fair market value of the Common Stock on the date of grant, and the stock options become exercisable on May 22, 2003, and expire on May 22, 2012.

In order to recruit and retain qualified directors, the Board’s intent is to make annual grants of stock options to purchase 5,000 shares of Common Stock to each director. Exercise prices will be equal to the fair market value on the date of grant. Each stock option will become exercisable one year following the date of grant and expire ten years from the date of grant.

Options granted under the 1999 Plan to directors may be exercised only if the holder has been in continuous service on the Board of Directors at all times since the date of the grant of the option.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Corporation’s directors and executive officers and the beneficial owners of more than 10% of the outstanding shares of the Corporation’s common stock (the “Reporting Persons”) file initial reports of, and subsequent reports of changes in, beneficial ownership of the common stock with the Securities and Exchange Commission (the “SEC”). The Reporting Persons are required to furnish the Corporation with copies of all Section 16(a) reports filed with the SEC. Based solely on the Corporation’s review of the copies of such reports and written representations from certain Reporting Persons furnished to the Corporation, the Corporation believes that the Reporting Persons complied with all applicable Section 16(a) filing requirements during fiscal 2002.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEE FOR CLASS III DIRECTOR LISTED ABOVE.

PROPOSAL NO. 2:    RATIFICATION OF APPOINTMENT OF AUDITORS

The Board of Directors has re-appointed Deloitte & Touche LLP as our independent auditors for the fiscal year ending July 31, 2003. This accounting firm has audited the financial statements of the Corporation continuously since fiscal year 1996. In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Board of Directors believes such a change would be in the best interests of the Corporation and its stockholders. A representative of Deloitte & Touche LLP is expected to be available at the Annual Meeting to respond to appropriate questions and may make a statement if he or she so desires.

FEES PAID TO THE INDEPENDENT AUDITORS

Audit Fees

The aggregate fees billed by Deloitte & Touche LLP (“Deloitte”) for professional services rendered for the audit of the Corporation’s annual financial statements for the year ended July 31, 2002, and for the reviews of the financial statements included in the Corporation’s Quarterly Reports filed on Form 10-Q for that fiscal year were $195,000.

Financial Information Systems Design and Implementation Fees

There were no Deloitte fees or services relating to financial information systems design and implementation for the year ended July 31, 2002.

All Other Fees

The aggregate fees billed by Deloitte for services rendered to the Corporation, other than for services described above, for the year ended July 31, 2002, were $218,000. These fees relate primarily to the preparation of federal and state tax returns and consultation on the spin-off of Cortelco Systems Puerto Rico, Inc.

The Audit Committee reviewed all non-audit services provided by Deloitte & Touche LLP in fiscal 2002 and concluded that the provision of such services was compatible with maintaining Deloitte & Touche LLP’s independence in the conduct of its auditing functions.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE CORPORATION’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JULY 31, 2003.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

Stockholders interested in presenting a proposal for consideration at the Corporation’s 2003 Annual Meeting of Stockholders must follow the procedures prescribed in the Corporation’s amended and restated bylaws and the SEC’s proxy rules. Proposals of stockholders that are intended to be presented at the Corporation’s 2003 Annual Meeting of Stockholders (other than those submitted for inclusion in the Corporation’s proxy materials pursuant to rule 14a-8 of the SEC’s proxy rules) must be received by the Corporation (attention: Secretary) no earlier than August 22, 2003, and no later than September 21, 2003. Proposals of stockholders pursuant to Rule 14a-8 of the SEC’s proxy rules that are intended to be presented at the Corporation’s 2003 Annual Meeting of Stockholders must be received by the Corporation (attention: Secretary) no later than July 20, 2003, to be included in the Corporation’s proxy materials relating to that meeting.

STOCK OWNERSHIP

The following table sets forth information regarding beneficial ownership of the Corporation’s Common Stock as of September 30, 2002, by each person known by the Corporation to be the beneficial owner of more than five percent of the outstanding shares of the Common Stock. Except as otherwise indicated below, the person owns such Common Stock directly with sole investment and sole voting power.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class (4)
David S. Lee 14000 Tracy Court Los Altos Hills, CA 94022	3,075,468	(1)	25.48%

ChinaVest Inc. and affiliated entities 19/F Dina House 11 Duddell Street Central, Hong Kong	1,788,457	(2)	14.83%

Jenny Hsui Theleen 160 Sansome Street, 18th Floor San Francisco, CA 94104	1,798,457	(3)	14.90%

(1)
Consists of 2,468,948 shares held directly by David S. Lee, 165,490 shares held by the Lee Family Trust, 431,030 shares held by Cortelco Systems Holding Corporation, and 10,000 shares issuable upon the exercise of options that will become exercisable within 60 days of September 30, 2002. Mr. Lee is the trustee of the Lee Family Trust and is both Chairman and principal stockholder of Cortelco Systems Holding Corporation. Mr. Lee disclaims beneficial ownership of the shares held by Cortelco Systems Holding Corporation.

(2)	Consists of 1,538,073 shares held by ChinaVest IV, L.P., 177,057 shares held by ChinaVest IV-A, L.P. and 73,327 shares held by ChinaVest IV-B, L.P. (collectively “ChinaVest”).

(3)
Consists of 1,788,457 shares held by ChinaVest and 10,000 shares issuable upon the exercise of options that are exercisable within 60 days of September 30, 2002. ChinaVest Partners IV is a general partner of ChinaVest IV, L.P. and ChinaVest IV-A, L.P. ChinaVest Management Ltd. is a general partner of ChinaVest IV-B, L.P. Jenny Hsui Theleen is a general partner of ChinaVest Partners IV and a stockholder of ChinaVest Management Ltd. Ms. Theleen disclaims beneficial ownership of these shares except to the extent of her proportional partnership interest therein.

(4)
The percentage of outstanding shares of common stock beneficially owned by each person is calculated based on the 12,059,363 outstanding shares of common stock as of September 30, 2002, plus the shares of common stock that the person has the right to acquire as of such date or within 60 days thereafter.

Set forth on the following page is information as of September 30, 2002, regarding the shares of the Corporation’s Common Stock beneficially owned by each director and nominee, each executive officer of the Corporation, and all directors and executive officers of the Corporation as a group. Except as otherwise indicated below, each individual owns such Common Stock directly with sole investment and sole voting power.

Name of Beneficial Owner	Principal Position	Number of Shares Beneficially Owned		Percent of Class (9)
Troy E. Lynch	President, Chief Executive Officer	159,113	(1)	1.30%
Lanny N. Lambert	Vice President, Chief Financial Officer, Secretary	139,554	(2)	1.15%
Thomas G. Bevan	Vice President, Chief Marketing Officer	32,812	(3)	*
David S. Lee	Chairman of the Board	3,075,468	(4)	25.48%
Stephen R. Bowling	Director	519,814	(5)	4.29%
Robert P. Dilworth	Director	44,669	(6)	*
W. Frank King	Director	54,669	(7)	*
Jenny Hsui Theleen	Director	1,798,457	(8)	14.90%
All directors and executive officers as a group (8 persons)		5,393,526		43.25%

*	Less than one percent.

(1)	Consists of 3,000 shares held directly and 156,113 shares issuable upon the exercise of options that will become exercisable within 60 days of September 30, 2002.

(2)	Consists of 83,306 shares held directly and 56,248 shares issuable upon the exercise of options that will become exercisable within 60 days of September 30, 2002.

(3)	Consists of 32,812 shares issuable upon the exercise of options that will become exercisable within 60 days of September 30, 2002.

(4)
Consists of 2,468,948 shares held directly by David S. Lee, 165,490 shares held by the Lee Family Trust, 431,030 shares held by Cortelco Systems Holding Corporation, and 10,000 shares issuable upon the exercise of options that will become exercisable within 60 days of September 30, 2002. Mr. Lee is the trustee of the Lee Family Trust and is both Chairman and principal stockholder of Cortelco Systems Holding Corporation. Mr. Lee disclaims beneficial ownership of the shares held by Cortelco Systems Holding Corporation.

(5)
Consists of 31,234 shares held directly, 431,030 shares held by Cortelco Systems Holding Corporation, and 57,550 shares issuable upon the exercise of options that will become exercisable within 60 days of September 30, 2002. Mr. Bowling is the President, Chief Executive Officer, and a director of Cortelco Systems Holding Corporation. Of the 431,030 shares held by Cortelco Systems Holding Corporation, 83,165 of the shares are issuable to Mr. Bowling upon the exercise of options to purchase shares in Cortelco Systems Holding Corporation. Other than his option for 83,165 shares of common stock, Mr. Bowling disclaims beneficial ownership of the shares held by Cortelco Systems Holding Corporation.

(6)	Consists of 44,669 shares issuable upon the exercise of options that will become exercisable within 60 days of September 30, 2002.

(7)	Consists of 10,000 shares held directly and 44,669 shares issuable upon the exercise of options that will become exercisable within 60 days of September 30, 2002.

(8)
Consists of 1,788,457 shares held by ChinaVest and 10,000 shares issuable upon the exercise of options that will become exercisable within 60 days of September 30, 2002. ChinaVest Partners IV is a general partner of ChinaVest IV, L.P. and ChinaVest IV-A, L.P. ChinaVest Management Ltd. is a general partner of ChinaVest IV-B, L.P. Jenny Hsui Theleen is a general partner of ChinaVest Partners IV and a stockholder of ChinaVest Management Ltd. Ms. Theleen disclaims beneficial ownership of these shares except to the extent of her proportional partnership interest therein.

(9)
The percentage of outstanding shares of common stock beneficially owned by each person is calculated based on the 12,059,363 outstanding shares of common stock as of September 30, 2002, plus the shares of common stock that the person has the right to acquire as of such date or within 60 days thereafter.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information concerning compensation earned for the fiscal years ended July 31, 2002, 2001, and 2000, by the Corporation’s Chief Executive Officer, and by executive officers who earned more than $100,000 in salary and bonus during fiscal 2002 (the “named executive officers”.)

		Annual Compensation		Long-Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus	Securities Underlying Options	All Other Compensation ($)
David S. Lee Chairman of the Board; Former Chief Executive Officer	2002 2001 2000	— — —	— — —	5,000 5,000 5,000	15,000 15,000 7,500	(1) (1) (1)

Troy E. Lynch President; Chief Executive Officer	2002 2001 2000	150,000 150,000 147,631	— — 19,109	— 200,000 40,000	2,108 2,452 1,459	(2) (3) (4)

Lanny N. Lambert Vice President; Chief Financial Officer; Secretary	2002 2001 2000	100,000 77,692 —	— — —	— 120,000 —	3,138 — —	(5)

Thomas G. “Kelly” Bevan Vice President; Chief Marketing Officer	2002 2001 2000	170,000 68,654 —	8,000 — —	25,000 75,000 —	2,930 — —	(6)

(1)	Consists entirely of director’s fees.

(2)	Consists of $2,000 in matching contributions to the Corporation’s 401(k) plan and $108 in term life insurance premiums paid by the Corporation.

(3)	Consists of $2,000 in matching contributions to the Corporation’s 401(k) plan and $452 in term life insurance premiums paid by the Corporation.

(4)	Consists of $1,038 in matching contributions to the Corporation’s 401(k) plan and $421 in term life insurance premiums paid by the Corporation.

(5)	Consists of $3,000 in matching contributions to the Corporation’s 401(k) plan and $138 in term life insurance premiums paid by the Corporation.

(6)	Consists of $2,654 in matching contributions to the Corporation’s 401(k) plan and $276 in term life insurance premiums paid by the Corporation

Stock Option Grants In Fiscal Year 2002

The following table sets forth information regarding each grant of stock options made during fiscal year 2002 to each of the named executive officers. Unless otherwise indicated, options vest at a rate of 25% beginning one year after the grant date and in equal monthly installments over a three year period thereafter.

The potential realizable value is calculated based on the term of the option at the time of grant, which is 10 years. Stock price appreciation of 5% and 10% is assumed pursuant to rules promulgated by the SEC and does not represent a prediction of the performance of the Corporation’s stock price. The potential realizable value at 5% and 10% appreciation is calculated by assuming that the exercise price on the date of grant appreciates at the indicated rate for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price.

	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($)
Name	Number of Securities Underlying Options Granted		Percentage of Total Options Granted to Employees in Fiscal 2002 (1)	Exercise Price per Share	Expiration Date	5%	10%
David S. Lee	5,000	(2)	1.61%	$0.68	05/22/12	$2,138	$5,419

Troy E. Lynch	—		—	—	—	—	—

Lanny N. Lambert	—		—	—	—	—	—

Thomas G. “Kelly” Bevan	25,000		8.05%	$0.68	5/22/12	$10,691	$27,094

(1)	Based upon an aggregate of 310,500 shares subject to options granted to employees of eOn under the 1999 and 2001Equity Incentive Plans in fiscal 2002, including the named executive officers.

(2)	Options vest 100% one year after the grant date.

Aggregated Option Exercises in Fiscal 2002 and Fiscal Year-End Option Values

The following table sets forth, for the named executive officers, the shares acquired and the value realized on each exercise of stock options during the year ended July 31, 2002, and the number and value of securities underlying unexercised options held by the named executive officers at July 31, 2002. Options generally vest at either a rate of (1) 12.5% six months after the grant date and equal monthly installments thereafter over a 42 month period, or (2) 25% one year after the grant date and equal monthly installments thereafter over a three year period. These options have a term of 10 years. The value of unexercised in-the-money options have been calculated using the closing price of the Corporation’s Common Stock on July 31, 2002 of $0.55.

	Shares Acquired On Exercise	Value Realized	Number of Securities Underlying Unexercised Options		Value of Unexercised In-The-Money Options
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
David S. Lee	—	—	10,000	5,000	—	—
Troy E. Lynch	—	—	132,189	154,911	—	—
Lanny N. Lambert	—	—	46,248	73,752	—	—
Thomas G. “Kelly” Bevan	—	—	26,562	73,438	—	—

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee consists of Robert P. Dilworth, W. Frank King, and Jenny Hsui Theleen. None of the members of the current Compensation Committee are, or have ever been, officers or employees of eOn. In addition, no member of the Compensation Committee served as an executive officer of any entity where one of the Corporation’s executive officers was a director.

COMPENSATION COMMITTEE REPORT

Overview and Philosophy

Our Compensation Committee is responsible for establishing the compensation payable to our executive officers, including the named executive officers. Such compensation is primarily comprised of the following elements: base salary, bonuses, stock options, and benefits.

It is the Compensation Committee’s objective that executive compensation be directly influenced by our business results. Accordingly our executive compensation program is structured to stimulate and reward exceptional performance that results in enhanced corporate and stockholder values. Industry compensation surveys are also reviewed in the Compensation Committee’s assessment of appropriate compensation levels.

The Compensation Committee recognizes that the highly-specialized industry sector in which we operate is extremely competitive world-wide, with the result that there is substantial demand for high-caliber, seasoned executives. It is crucial that we be assured of retaining and rewarding our executive personnel essential in contributing to the attainment of our performance goals. For these reasons, the Compensation Committee believes our executive compensation arrangements must remain competitive with other providers.

Cash Compensation

A key objective of our executive compensation program is to position our key executives to earn annual cash compensation (base salary plus bonus) generally comparable to that which the executive would earn at other companies in the industry.

Base salaries for our executive officers are established considering a number of factors, including the recommendation of our Chief Executive Officer, our growth and profit margins, the executive’s performance and contribution to our overall performance, and the salary levels of comparable positions reported in industry surveys. The Compensation Committee adheres to a compensation philosophy of moderate levels of fixed compensation such as base salary. Base salary decisions are made as part of a formal review process.

Bonuses are provided in accordance with the executive’s written agreement where one is in place. Otherwise, bonuses are paid on a discretionary basis based upon individual performance.

Stock Options

The Compensation Committee grants stock options under the 1999 Equity Incentive Plan to provide direct linkage with stockholder interests. The Compensation Committee considers the recommendation of our Chief Executive Officer, stock options previously granted to that individual, industry practices, the executive’s performance and accountability level, and assumed, potential stock value when determining stock option grants. The Compensation Committee relies upon competitive guideline ranges of retention-effective, target gain objectives to be derived from option gains based upon relatively aggressive assumptions relating to planned growth and earnings. In this manner, the potential executive’s gains parallel those of other stockholders over the long-term. Therefore, the stock option program serves as our only long-term incentive and retention tool for executives and other key employees. Stock options provide an incentive to executives to maximize long-term profitable growth which ordinarily, over time, should be reflected in the price of our stock.

Benefits

We offer to our executives benefits that are substantially the same as the benefits offered to all eOn employees.

Chief Executive Officer Performance and Compensation

When Mr. Lee assumed the position of Chief Executive Officer in May 2000, he declined the opportunity to receive compensation related to his performance in this capacity, due to the fact he already has significant holdings in the Corporation.

Mr. Lynch assumed the role of Chief Executive Officer in August 2001. At that time, no adjustment was made to his salary. The Compensation Committee plans to review Mr. Lynch’s fiscal year 2002 performance at the November 2002 committee meeting.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the Corporation’s executive officers. The compensation to be paid to any of our executive officers for fiscal year 2001 did not exceed the $1 million limit per officer, nor is it expected that the compensation to be paid to any of our executive officers for fiscal year 2002 will exceed that limit. Our 1999 Equity Incentive Plan is structured so that any compensation deemed paid to an executive officer when he exercises an outstanding option with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation which will not be subject to the $1 million limitation. Because it is very unlikely that the cash compensation payable to any of our executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to our executive officers. The Compensation Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1 million level.

It is the opinion of the Compensation Committee that the adopted executive compensation policies and plans provide the necessary total remuneration program to properly align our performance and the interests of our stockholders with competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

The Compensation Committee of the Board

Robert P. Dilworth
W. Frank King
Jenny Hsui Theleen

AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Corporation. During fiscal year 2002, the Audit Committee met four times.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Corporation that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and discussed with the auditors their independence from the Corporation and its management.

The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements.

The Audit Committee reviewed the audited financial statements of the Corporation for the fiscal year ended July 31, 2002, with management and the independent auditors. Management has the responsibility for the preparation of the Corporation’s financial statements and the independent auditors have the responsibility for the examination of those statements.

In connection with the standards for independence of the Corporation’s independent accountants promulgated by the Securities and Exchange Commission, during the Corporation’s 2002 fiscal year the Audit Committee considered in advance of the provision of any non-audit services by the Corporation’s independent accountants whether the provision of such services is compatible with maintaining the independence of the Corporation’s independent accountants.

The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, issued by the Independence Standards Board, and has discussed with the independent accountants their independence.

Based upon the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board that the Corporation’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended July 31, 2002, for filing with the Securities and Exchange Commission. The Audit Committee also recommended the reappointment, subject to stockholder approval, of Deloitte & Touche LLP as the Corporation’s independent auditors and the Board concurred in such recommendation.

The Audit Committee of the Board

Robert P. Dilworth, Chairperson
W. Frank King
Jenny Hsui Theleen

PERFORMANCE GRAPH

The graph on the following page compares the cumulative total return of the Corporation’s Common Stock with the Nasdaq Stock Market (U.S.) Index (“Nasdaq US”) and the Nasdaq Telecommunications Index. The graph covers the period from February 4, 2000, the commencement date of our initial public offering of shares of common stock, to July 31, 2002. The graph assumes that $100 was invested on February 4, 2000, in our common stock and in the Nasdaq Stock Market (U.S.) Index and the Nasdaq Telecommunications Index on January 31, 2000, and all dividends were reinvested. No cash dividends have been declared on our common stock. The performance shown in the graph represents past performance and should not be considered an indication of future performance.

COMPARISON OF TOTAL STOCKHOLDER RETURN
AMONG EON COMMUNICATIONS CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE NASDAQ TELECOMMUNICATIONS INDEX

	02/04/00	07/31/00	07/31/01	07/31/02
EON COMMUNICATIONS CORPORATION	100.00	30.21	7.08	4.58
NASDAQ US	100.00	95.86	51.45	34.00
NASDAQ TELECOMMUNICATIONS	100.00	63.13	30.63	11.19

Notwithstanding anything to the contrary set forth in any of our previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by us under those statutes, neither the preceding Stock Performance Graph nor the Compensation Committee report or the Audit Committee report is to be incorporated by reference into any such prior filings, nor shall such graph or reports be incorporated by reference into any future filings made by us under those statutes.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table summarizes the securities authorized for issuance under the Company’s equity compensation plans as of July 31, 2002.

	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under plan

Equity compensation plans approved by security holders:
1997 Equity Incentive Plan	185,620	$3.29	—
1999 Equity Incentive Plan	1,473,446	$4.36	426,554
1999 Employee Stock Purchase Plan	51,152	$0.67	181,023
Eqauity compensation plans not approved by security holders:
2001 Equity Incentive Plan	183,500	$0.80	316,500

TOTAL	1,893,718	$3.81	924,077

The 2001 Equity Incentive Plan contains provisions similar to the 1999 Equity Incentive Plan, with the notable exception that grants to officers and directors are prohibited.

CERTAIN TRANSACTIONS

We purchase single line phones from Cortelco, Inc. (“CI”), a wholly-owned subsidiary of Cortelco Systems Holding Corporation (“CSHC”). In addition, CI performs warehouse, assembly, test, and rework and repair services for eOn. David S. Lee is the Chairman and principal stockholder of CSHC. Stephen R. Bowling is President, Chief Executive Officer and a director of CSHC. In fiscal 2002, our purchases from CI totaled $784,000.

eOn believes that all of the transactions set forth above were made on terms no less favorable to eOn than could have been otherwise obtained from unaffiliated third parties. As a matter of policy, all transactions between eOn and any of its officers, directors or principal stockholders are approved by a majority of the board of directors, including a majority of the independent and disinterested members of the board.

FORM 10-K

We have filed an Annual Report on Form 10-K for the year ended July 31, 2002 with the Securities and Exchange Commission. A copy of the 10-K is incorporated into our annual report, which has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice and to vote at the annual meeting. The financial and other information contained on Form 10-K is hereby incorporated by reference into this proxy statement.

Dated: November 14, 2002

THE BOARD OF DIRECTORS OF
EON COMMUNICATIONS CORPORATION

[EON COMMUNICATIONS LOGO]
PROXY

2002 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 19, 2002

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the 2002 Annual Meeting of Stockholders to be held on December 19, 2002, and the Proxy Statement, and appoints David S. Lee and Lanny N. Lambert and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of eOn Communications Corporation (the “Corporation”), which the undersigned is entitled to vote, either on his own behalf or on behalf of any entity or entities, at the 2002 Annual Meeting of Stockholders of eOn Communications Corporation to be held at the Corporation’s executive offices, 4105 Royal Drive NW, Suite 100, Kennesaw, Georgia 30144, on Thursday, December 19, 2002 at 4:00 PM local time (the “Annual Meeting”), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted by the proxies in the manner set forth on the reverse side and with discretionary authority with respect to any other business, not known or determined at the time of the solicitation of this proxy, that properly comes before the Annual Meeting or any postponement or adjournment thereof.

THANK YOU FOR VOTING

Please mark your vote as indicated in this example1     ☒

1.    To elect the following director to serve for a three-year term ending upon the 2005 Annual Meeting of Stockholders or until their successors are elected and qualified.

FOR the nominee listed to the right (except as marked to the contrary)	☐	Nominee: 01 W. Frank King

WITHHOLD AUTHORITY to vote the nominee listed to the right	☐

2.    To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Corporation for the fiscal year ending July 31, 2003.

FOR ☐                                         AGAINST ☐                                         ABSTAIN ☐

Signature	Signature	Date

The board of directors recommends a vote FOR the director listed above and a vote FOR the other proposal. This proxy, when properly executed, will be voted as specified above. This proxy will be voted FOR the election of the director listed above and FOR the other proposal if no specification is made.

PLEASE VOTE